Exhibit 99.1

AgriFORCE Growing Systems Ltd. Announces Chief Financial Officer Transition

Vancouver, B.C., March 4, 2025 – AgriFORCE Growing Systems Ltd. (Nasdaq: AGRI), a leading provider of sustainable Bitcoin mining and agriculture solutions, today announced a mutual agreement with its Chief Financial Officer, Richard Wong, to conclude his contract. This transition is not classified as a resignation but rather an amicable decision agreed upon by both parties. Effective immediately, Chris Polimeni is appointed to succeed Richard as Chief Financial Officer. Richard will serve in an advisory role to ensure a smooth transition while continuing to support the company’s commitment to delivering value to shareholders and customers..

AgriFORCE extends its gratitude to Richard Wong for his six years of dedicated service and invaluable contributions. During his tenure, Richard played a key role in the company’s Nasdaq IPO and in shaping its evolving strategy while achieving critical financial milestones.

“On behalf of the entire Board and management team, I want extend our sincere thanks andappreciation to Richard for his dedication and the positive impact he has had on AgriFORCE,” said Jolie Kahn, Chief Executive Officer of AgriFORCE Growing Systems Ltd. “This mutual decision allows for a smooth transition as we continue to pursue excellence in sustainable Bitcoin mining and agriculture. We wish Richard all the best in his future endeavors.”

Richard Wong echoed this sentiment, stating, “I am proud of what we have achieved together at AgriFORCE Growing Systems Ltd. I am excited for the new opportunities ahead.”

Chris Polimeni brings more than 30 years of extensive financial and operational expertise to AgriFORCE. Since 2020, he has served as President and CEO of Polimeni & Associates, Inc., a financial consulting firm specializing in fractional CFO services, debt and equity capital raises, SEC reporting, mergers and acquisitions, internal control evaluations, reorganizations, and technology strategic planning. Prior to that, he served as Executive Vice President, CFO/COO of Accelerate360 Holdings, LLC and its subsidiary, a360 Media, LLC (formerly American Media, LLC) for 15 years, where he played a key role in acquisitions, corporate finance, SEC reporting, and corporate management.

“I am excited to join AgriFORCE’s talented management team at this pivotal moment,” said Polimeni. “I look forward to contributing to the company’s continued success and collaborating with Jolie Kahn and the team to drive financial excellence, operational efficiency, and sustainable growth. Together, we will advance the company’s transformation and unlock its significant growth potential.”

David Welch, Chairman of the Board, added, “We are pleased to welcome Chris to our team. His deep expertise in U.S. financial reporting and SEC matters will be invaluable as we execute our strategy at the intersection of Bitcoin and agriculture.”

About AgriFORCE Growing Systems Ltd.

AgriFORCE Growing Systems Ltd. (NASDAQ: AGRI) is a forward-thinking technology company dedicated to solving critical challenges in agriculture, sustainability, and environmental stewardship. By leveraging advanced technologies and innovative business models, AgriFORCE aims to deliver value for shareholders while creating lasting benefits for communities and ecosystems.

Follow AgriFORCE on Social Media:

●	X: @agriforcegs

●	Facebook: AgriFORCE Growing Systems Ltd.

●	LinkedIn: AgriFORCE Growing Systems Ltd.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will”, “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Period Reports on Forms 10-K and 10-Q, as may be supplemented or amended by the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

For more information, visit www.agriforcegs.com.

For Further Information, Please Contact:

Investor Relations, 1-561-717-1742